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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 10, 1999, in the Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-4 and related Prospectus of Precept Business Services, Inc. for the Registration of 7,118,181 shares of its common stock.

Ernst & Young, L.L.P.
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Dallas, Texas
October 18, 1999